UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Subject to stockholder approval, on October 10, 2016, the Compensation Committee of the Board of Directors of Apollo Education Group, Inc. (the “Company”) approved a proposal to amend and restate the Executive Officer Performance Incentive Plan to make minor administrative and technical updates (the “Bonus Plan”).

On October 13, 2016, the holders of the Company’s Class B common stock, the Company’s only outstanding voting stock, approved the Bonus Plan.

The Bonus Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting held on October 13, 2016, the holders of the Company’s Class B common stock unanimously approved the amended and restated Bonus Plan to reflect minor administrative and technical updates.

The Bonus Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is provided herewith:

Exhibit Number	Exhibit Description

10.1	Executive Officer Performance Incentive Plan, as amended and restated October 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Education Group, Inc.

October 14, 2016	By:	/s/ Gregory J. Iverson
Name: Gregory J. Iverson
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer